EXHIBIT 2.2

                  AMENDMENT NO. 1 TO STOCK AND ASSET PURCHASE
                                   AGREEMENT

     AMENDMENT NO. 1 (the "Agreement") dated as of January 14, 2002 among JUSI Holdings, Inc., a Delaware corporation ("US Seller"), Spear & Jackson plc, an English corporation ("True Temper Seller"), USI Global Corp., a Delaware corporation ("Global"), USI Canada Inc., an Ontario corporation ("Canadian Seller" and together with US Seller, True Temper Seller and Global, "Sellers"), U.S. Industries, Inc., a Delaware corporation ("USI"), and ATT Acquisition Co., a Delaware corporation ("Buyer") to the Stock and Asset Purchase Agreement dated as of December 21, 2001 among Sellers, USI and Buyer (the "Purchase Agreement").

     WHEREAS, Sellers, USI and Buyer entered into the Purchase Agreement on December 21, 2001;

     WHEREAS, Sellers, USI and Buyer have agreed to obtain certain environmental insurance from Liberty Surplus Insurance Corporation and not from AIG;

     WHEREAS, Buyer has assigned its rights to purchase the Purchase Assets and the obligation to assume the Assumed Liabilities to ATT Acquisition Partnership, an Ontario general partnership ("Canadian Buyer"); and

     WHEREAS, Sellers, USI and Buyer desire to amend the Purchase Agreement as set forth herein;

     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1.01. Replacement of AIG with Liberty Surplus Insurance Corporation. All references in the Purchase Agreement to "AIG Policy" are hereby changed by replacing all such references to "Liberty Policy". All references in the Purchase Agreement to "AIG" are hereby changed by replacing all such references to "Liberty".

     SECTION 1.02. Amendment to Definitions. Section 1.01(a) of the Purchase Agreement is hereby amended by inserting in the proper alphabetical order the following definitions:


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     "Canadian Buyer" means ATT Acquisition Partnership, an Ontario general partnership.

     "Liberty" means Liberty Surplus Insurance Corporation.

     SECTION 1.03. Amendments to Sections 4.07 and 4.08. Sections 4.07 and 4.08 of the Purchase Agreement are hereby amended by inserting after each reference to "Buyer" the words "or Canadian Buyer".

     SECTION 1.04. Amendments to Sections 4.10, 4.11 and 4.12. Sections 4.10,
4.11 and 4.12 of the Purchase Agreement are hereby amended by deleting each reference to "Buyer" other than in the phrase "to the Knowledge of Buyer" therein replacing each such reference with"Canadian Buyer".

     SECTION 1.05. Addition of Section 4.13. The Purchase Agreement is hereby amended by inserting the following Section immediately following Section 4.12:

          Section 4.13. Canadian Buyer. Buyer has assigned to Canadian Buyer, and Canadian Buyer has assumed, all of its rights and obligations hereunder relating to the Purchased Assets and the Assumed Liabilities. Canadian Buyer is a partnership duly organized and validly existing under the laws of the Province of Ontario and has all powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. Each partner of Canadian Buyer is a corporation duly organized and validly existing under the laws of the Province of Ontario and has all powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. The execution, delivery and performance by Canadian Buyer of the Assignment Agreement dated as of December 27, 2001 between Buyer and Canadian Buyer, the Assignment and Assumption Agreement dated the date hereof between Canadian Seller and Canadian Buyer and the Trademark Assignment Agreement dated the date hereof between Canadian Seller and Canadian Buyer (the "Canadian Agreements") and the consummation of the transactions contemplated thereby are within the powers of Canadian Buyer and its partners and have been duly authorized by all necessary action on the part of Canadian Buyer and its partners. Each Canadian Agreement has been duly and validly executed and delivered by Canadian Buyer and constitutes a valid and binding agreement of Canadian Buyer. The execution, delivery and performance by Canadian Buyer of the Canadian Agreements and the consummation of the transactions contemplated thereby require no material action by or in respect of, or


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     material filing with, any Governmental Authority. The execution, delivery and performance by Canadian Buyer of the Canadian Agreements and the consummation of the transactions contemplated thereby do not and will not
     (i) violate the partnership agreement or other constitutive documents of Canadian Buyer and its partners or (ii) assuming compliance with the matters referred to in Section 4.03, violate any applicable law, rule, regulation, judgment, injunction, order or decree.

     SECTION 1.06. Amendment of Section 9.02(b). Section 9.02(b) of the Purchase Agreement is hereby amended by deleting clauses (iii) and (iv) and replacing such clauses with the following:

     (iii) Masons Solicitors, special counsel to Sellers, dated the Closing Date substantially to the effect specified in clause (i) of the first sentence of Section 3.01 with respect to True Temper Ireland and (iv) Slaughter and May, special counsel to Sellers, dated the Closing Date substantially to the effect specified in clause (i) of the first sentence of Section 3.01 and Section 3.02 with respect to True Temper Seller, in each case with such exceptions are reasonably acceptable to Buyer.

     SECTION 1.07. Amendment of Section 12.01. Section 12.01 of the Purchase Agreement is hereby amended by deleting the (Buyer's) facsimile number "312-295-4820" and replacing such number with "312-255-4820".

     SECTION 1.08. Amendment of Schedules. The parties hereto agree that the Schedules are hereby amended by deleting Schedules 2.01(a), 3.01, 3.05, 3.15(a), 3.15(b), 3.15(c), 3.15(d), 3.16, 3.20 and 10.02(b)(5) delivered on
December 21, 2001 in their entirety and replacing them with the Schedules attached hereto.

     SECTION 1.09. Pre-Closing WV Workers Compensation Liability. Subject to the provisions of Section 7.07 of the Purchase Agreement, Sellers will satisfy all credit support requirements of the State of West Virginia related to the Pre- Closing WV Workers Compensation Liability, including, without limitation, the issuance of an additional letter of credit or, in the alternative, entering into any other arrangements acceptable to the State of West Virginia and Sellers; provided, however, that Sellers shall have the right, in their sole discretion, to select the method of compliance with the requirements of the State of West Virginia. Notwithstanding Section 10.06 of the Purchase Agreement, Buyer shall have the right to specifically enforce this Section against Sellers.

     SECTION 1.10. Defined Terms. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.


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     SECTION 1.11. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by US Seller and Buyer, or in the case of a waiver, by the party against whom the waiver is to be effective.

     SECTION 1.12. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Illinois, without regard to conflicts of law rules of such state.

     SECTION 1.13. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.


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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                            JUSI HOLDINGS, INC.


                                            By: /s/ Steven C. Barre
                                                ------------------------------
                                                Name:  Steven C. Barre
                                                Title: Vice President & Asst.
                                                Secretary



                                            SPEAR & JACKSON PLC
                                            By: U.S. Industries, Inc., as
                                                director


                                            By: /s/ Steven C. Barre
                                                -------------------------------
                                                Name:  Steven C. Barre
                                                Title: Senior Vice President



                                            USI GLOBAL CORP.


                                            By: /s/ Steven C. Barre
                                                --------------------------------
                                                Name:  Steven C. Barre
                                                Title: Vice President



                                            USI CANADA INC.


                                            By: /s/ Steven C. Barre
                                                --------------------------------
                                                Name:  Steven C. Barre
                                                Title: Vice President







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                                            U.S. INDUSTRIES, INC., as Guarantor


                                            By: /s/ Steven C. Barre
                                                --------------------------------
                                                Name:  Steven C. Barre
                                                Title: Senior Vice President



                                            ATT ACQUISITION CO.


                                            By: /s/ Michael J. Solot
                                                --------------------------------
                                                Name:  Michael J. Solot
                                                Title: President